Exhibit 99.1

Company Contact:

Investor Contact:

Agency Contact:

Maureen Hart

Stephen Bassett

Heather Smith

Axcelis Technologies, Inc.

Axcelis Technologies, Inc.

Loomis Group

Tel: +1 (978) 787 4266

Tel: +1 (978) 787 4000

Tel: +1 (617) 309 8005

Fax: +1 (978) 787 4275

Fax: +1 (978) 787 9133

Fax: +1 (617) 638 0033

maureen.hart@axcelis.com

investor.relations@axcelis.com

smithh@loomisgroup.com

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2008

BEVERLY, Mass., November 4, 2008 (PRIME NEWSWIRE) – Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the third quarter ended September 30, 2008. The Company reported third quarter revenues of $46.5 million, compared to $76.9 million for the second quarter of 2008. Net loss for the third quarter was $24.7 million, or $0.24 per share. This compares to a net loss for the second quarter of 2008 of $19.4 million, or $0.19 per share. In the corresponding quarter for the previous year, the Company reported revenues of $107.6 million, and net loss of $8.2 million, or $0.08 per share

Commenting on the Company’s performance, Chairman and CEO Mary Puma said, “In light of the continuing decline in wafer fab spending Axcelis remains focused on improving financial results, increasing liquidity and continuing to penetrate with our flagship Optima and Integra products.”  Puma continued, “We recently implemented a comprehensive restructuring plan, which combined with prior actions, has reduced Axcelis’ global workforce by 31.5% since year end 2007. Realized cost savings, coupled with our ongoing efforts to refinance our debt will position Axcelis to weather this downturn and emerge a stronger business.”

Third Quarter Detail

Shipments and Margins

Shipments for the third quarter, including aftermarket business, before provision for deferred revenue totaled $9.6 million. Geographically, Axcelis’ systems shipments were to: Asia, 53%; North America, 40%; and Europe, 7%. The ion implantation business accounted for 85% of total systems shipments in the third quarter. Gross margin for the third quarter was 36.9%.

Orders and Backlog

Orders received for the third quarter (new systems bookings and aftermarket) totaled $49.5 million. New systems bookings, excluding aftermarket, amounted to $12.8 million. Backlog plus deferred systems revenue at quarter end was $37.0 million. Backlog consists of systems orders (aftermarket orders are excluded) that are generally scheduled to ship within six months.

Aftermarket Business

The Company’s revenues include sales of spare parts and product upgrades as well as complete systems. We refer to the business of selling spare parts and product upgrades, combined with the sale of maintenance labor and service contracts and service hours as the “Aftermarket” business.  Our Aftermarket business remains relatively stable despite the significant decrease in fab utilization and continues to generate margins that are accretive to the business as a whole. Revenue from our aftermarket business was $36.8 million for the three month period ended September 30, 2008, compared to $38.3 million for the second quarter of 2008 and $43.2 million for the corresponding period of the preceding year.

SEN Corporation, an SHI and Axcelis Company (“SEN”)

Axcelis owns 50% of SEN, a Japanese company that is licensed by Axcelis to manufacture and sell certain implant products in Japan. SEN’s revenue for the third quarter totaled $38.0 million. Revenues in Japan are also challenged by weak market conditions, reducing SEN’s contribution to the Company.

Business Outlook

Axcelis’ financial outlook for the fourth quarter of 2008 includes revenues in the range of $45 million to $60 million. The Company also forecasts a fourth quarter loss per share in the range of $0.24 to $0.28, including the effect of restructuring charges of $0.03 to $0.04 per share. The Axcelis share of SEN net loss is projected to be in the range of $1 to $2 million. Royalties from SEN are projected in the range of $0.5 million to $1 million. Operating expenses for the quarter are forecast to be approximately at $36 million. Axcelis assumes no responsibility to update guidance. Axcelis will only confirm or update guidance via a press release.

Safe Harbor Statement

This document contains forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, our ability to implement successfully our profit plans, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis Technologies, Inc.

Axcelis Technologies, Inc., headquartered in Beverly, Massachusetts, provides innovative, high-productivity solutions for the semiconductor industry. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation and cleaning systems. Axcelis also licenses its 50% owned joint venture, SEN Corporation, an SHI and Axcelis Company, to manufacture and sell certain implant products in Japan. The company’s Internet address is: www.axcelis.com.

Axcelis Technologies, Inc.

Consolidated Balance Sheets

In thousands

(Unaudited)

	September 30,	December 31,
	2008	2007

Assets

Current assets
Cash and cash equivalents	$49,727	$83,877
Restricted cash	12,641	17,018
Accounts receivable, net	36,571	76,067
Inventories, net	177,012	169,278
Prepaid expenses and other current assets	19,216	32,442
Total current assets	295,167	378,682

Property, plant and equipment, net	63,997	68,101
Investment in SEN	136,131	132,911
Goodwill	42,115	42,115
Intangible assets	8,957	10,925
Other assets	33,374	37,195
	$579,741	$669,929

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$12,589	$27,054
Accrued compensation	14,925	17,003
Warranty	3,166	5,011
Income taxes	754	531
Deferred revenue	15,107	35,827
Other current liabilities	5,294	8,577
Current portion of convertible subordinated debt	82,364	—
Total current liabilities	134,199	94,003

Convertible subordinated debt	—	79,923
Long-term deferred revenue	3,308	4,704
Other long-term liabilities	4,858	5,293

Stockholders’ equity
Preferred Stock	—	—
Common stock	103	103
Additional paid-in capital	482,725	478,726
Treasury stock	(1,218)	(1,218)
Accumulated deficit	(57,033)	(1,815)
Accumulated other comprehensive income	12,799	10,210
	437,376	486,006
	$579,741	$669,929

Axcelis Technologies, Inc.

Consolidated Statements of Operations

In thousands, except per share amounts

(Unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue	46,454	107,553	208,237	315,152

Cost of revenue	29,295	71,284	134,772	194,043

Gross profit	17,159	36,269	73,465	121,109

Operating expenses
Research and development	15,873	18,288	49,680	54,114
Sales and marketing	12,381	12,411	36,760	38,495
General and administrative	10,562	10,367	31,254	31,037
Impairment of goodwill	—	4,658	—	4,658
Amortization of intangible assets	656	656	1,968	1,968
Restructuring charges	444	—	3,512	—
	39,916	46,380	123,174	130,272

Loss from operations	(22,757)	(10,111)	(49,709)	(9,163)

Other income (expense)
Equity income (loss) of SEN	(968)	1,767	(1,100)	8,340
Interest income	319	1,224	1,400	3,824
Interest expense	(1,724)	(1,587)	(5,005)	(4,822)
Other-net	763	254	314	505
	(1,610)	1,658	(4,391)	7,847

Loss before income taxes	(24,367)	(8,453)	(54,100)	(1,316)

Income taxes (credits)	374	(256)	1,118	(536)

Net loss	$(24,741)	$(8,197)	$(55,218)	$(780)

Net loss per share
Basic	$(0.24)	$(0.08)	$(0.54)	$(0.01)
Diluted	(0.24)	(0.08)	(0.54)	(0.01)

Shares used in computing net loss per share
Basic	103,002	102,206	102,635	101,772
Diluted	103,002	102,206	102,635	101,772